Norwest Bank Minnesota South,
National Association                                           First Amendment

This First Amendment (the "First Amendment") dated as of October 21, 1996 is between Norwest Bank Minnesota South, National Association (the "Bank") and Winland Electronics, Incorporated (the "Borrower").

BACKGROUND

The Borrower and the Bank entered into a credit agreement (the "Agreement") dated January 31, 1996, pursuant to which the Bank extended to the Borrower a $2,000,000.00 revolving line of credit (the "Line"). Borrowings under the Line are evidenced by a revolving note dated the same date as the Agreement (the "January 1996 Revolving Note").

The Borrower has requested that the Bank increase the Line to $3,500,000.00 and provide it with a new $500,000.0 term loan to be used to payoff a portion of the outstanding balance of the Line. The Bank is willing to grant these requests subject to the terms and conditions of this First Amendment. Capitalized terms not otherwise defined in this First Amendment shall have the meaning given them in the Agreement.

In consideration of the premises, the Bank and the Borrower agree that the Agreement is hereby amended as follows:

1. Section 1.1 of the Agreement is hereby deleted in its entirety and restated as follows:

         1.1 Line of Credit Amount. during the Line Availability Period defined below, the Bank agrees to provide a conditional revolving line of credit (the "Line") to the Borrower. Outstanding amounts under the Line will not, at any one time, exceed the lesser of 1) the Borrowing Base less the amount of principal and interest outstanding under the Term Loan or 2) Three Million Five Hundred and 00/100 Dollars ($3,500,000.00). The Borrowing Base is defined in Exhibit A-1 of this Agreement. This is a conditional revolving line of credit and each advance under the Line, if made, will be at the sole discretion of the Bank.

2. Section 1.4 of the Agreement is hereby deleted in its entirety and restated as follows:

         1.4 Mandatory Prepayment. If at any time the principal outstanding under the Revolving Note exceeds the lesser of 1) the Borrowing Base less the amount of principal and interest outstanding under the Term Loan or 2) $3,500,000.00, the Borrower must immediately prepay the Revolving Note to eliminate the excess.

3.       A new Section 1A of the Agreement shall be added as follows:

         1A.      TERM LOAN

         1A.1 Term Loan Amount. The Bank agrees to provide a term loan to the Borrower in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Term Loan"), provided that all conditions precedent described in this Agreement have been met and that the Borrower is not otherwise in default as of the date of disbursement. The Term Loan is available in one disbursement on the date of this First Amendment.


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         1A.2 The Term Note.  The  Borrower's  obligation to repay  outstandings under the Term Loan shall be evidenced by a promissory note (the "Term Note") dated as of the date of this First Amendment. Reference is made to the Term Note for terms relating to interest rate, repayment and other conditions governing the Term Loan.

4. Section 7.2(a) of the Agreement is hereby deleted in its entirety and restated as follows:

(a)      Tangible  Net  Worth.  Maintain  a  positive  Tangible  Net Worth as of
         December 31, 1996 that is no less than the Borrower's Tangible Net Worth as of December 31, 1995.

         "Tangible Net Worth" means total assets less total liabilities and less the following types of assets: (1) leasehold improvements; (2)
         receivables and other investments in or amounts due from any shareholder, director, officer, employee or other person or entity related to or affiliated with the Borrower; (3) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible.

5. Section 7.2(b) of the Agreement is hereby deleted in its entirety and restated as follows:

         (b) Total Liabilities to Tangible Net Worth Ratio. Maintain a ratio of total liabilities to Tangible Net Worth equal to or less than 3.00 to
         1.0 as of December 31, 1996.

6. Simultaneously with the execution of this First Amendment, the Borrower shall execute and deliver to the Bank a revolving note (the "Revolving Note") in form and content acceptable to the Bank, which shall replace, but not be deemed to satisfy, the January 1996 Revolving Note. The initial balance of the Revolving Note shall be the balance of the January 1996 Revolving Note as of the date of this First Amendment. Each reference in the Agreement to the Revolving Note shall be deemed to refer to the Revolving Note dated as of the date of this First Amendment.

7. The Revolving Note and the Term Note shall collectively be referred to in the Agreement as the "Notes". Each reference in Section 8 of the Agreement to the "Revolving Note" shall be amended to refer to the "Notes".

8. Amended Exhibits A-1 and A-2 attached hereto shall replace Exhibits A-1 and A-2 to the Agreement.

9.       The Borrower hereby represents and warrants to the Bank as follows:

                  A. The Agreement as amended by this First Amendment remains in full force and effect.

                  B. The Borrower has no knowledge of any default under the terms of the Agreement or the Revolving Note, or of any event that with notice or the lapse of time or both would constitute a default under the Agreement or any such notes.

                  C. The execution, delivery and performance of this First Amendment, the Revolving Note and the Term Note are within its
         corporate   powers,   have  been  duly   authorized   and  are  not  in
         contravention of law or the terms of the Borrower's articles of incorporation or by-laws, or of any undertaking to which the Borrower is a part or by which it is bound.

                  D. The resolutions set forth in the Corporate Certificate of Authority dated October 25, 1991 and delivered by the Borrower to the Bank have not been amended or rescinded, and remain in full force and effect.

10. Except as modified by this First Amendment, the Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Bank and Borrower have executed this First Amendment as of the date and year first above written.

NORWEST BANK MINNESOTA,
  NATIONAL ASSOCIATION                 WINLAND ELECTRONICS, INCORPORATED

By /s/ Michael L. King                 By /s/ W. K. Hankins
Its: Vice President                    Its: President and CEO



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                               AMENDED EXHIBIT A-1

                            BORROWING BASE DEFINITION


"Borrowing Base" means the sum of 80% of Eligible Accounts Receivable (as defined below) plus 60% of Eligible inventory (as defined below).

Eligible Accounts Receivable means all accounts receivable except those which are:

        1) Greater Than 90 days past the invoice date.
        2) Due from an account debtor, 10% or more of whose accounts owed to the Borrower are more than 90 days past the invoice date.
        3) Subject to offset or dispute.
        4) Due from an account debtor who is subject to any bankruptcy proceeding.
        5) Owed by a shareholder, subsidiary, affiliate, officer or employee of the Borrower.
        6) Not subject to a perfected first lien security interest in favor of the Bank.
        7) Due from an account debtor located outside the United States and not supported by a standby letter of credit acceptable to the Bank.
        8) Due from a unit of government, whether foreign or domestic.
        9) Otherwise deemed ineligible by the Bank in its reasonable discretion.

Eligible inventory means all inventory of the Borrower, at the lower of cost or market as determined by generally accepted accounting principals, except inventory which is:

        1) In transit; or located at any warehouse not approved by the Bank.
        2) Covered by a warehouse receipt, bill of lading or other document of title.
        3)On consignment to or from any other person or subject to any bailment.
        4) Damaged, obsolete or not salable in the Borrower's ordinary course of business.
        5) Subject to a perfected first lien security interest in favor of any third party.
        6) Supplies or parts inventory.
        7) Otherwise deemed ineligible by the Bank in its reasonable discretion.




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                               AMENDED EXHIBIT A-2

                        WINLAND ELECTRONICS, INCORPORATED

                           BORROWING BASE CERTIFICATE

To:      Norwest Bank Minnesota South,
           National Association
         Second and Hickory Street
         Mankato, Minnesota  56002-0168
           (the "Bank")

Winland Electronics, Incorporated (the "Borrower") certifies that the following computation of the Borrowing Base was performed as of __________________ in accordance with the Borrowing Base definitions set forth in Amended Exhibit A-1 to the Credit Agreement between the Bank and the Borrower dated January 31, 1996, as amended by a First Amendment dated October 21, 1996.

Total Accounts Receivable                             $

  Less:           1) Greater than 90 days in age      $

                  2) Other ineligibles                $

Eligible Accounts Receivable                          $

80% of Eligible Accounts Receivable                               $

Total Inventory                                       $

         Less: Ineligible Inventory                   $

Eligible Inventory                                    $

         60% of Eligible Inventory                                $

         Total Borrowing Base                                     $

         Less balance of Term Loan                                $

         Less Total Line Outstandings                             $

         Excess (Deficit)                                         $


WINLAND ELECTRONICS, INCORPORATED

By:

Its: